Exhibit 10.4
PYR ENERGY CORPORATION
FORM OF AMENDMENT NO. 1 TO CHANGE OF CONTROL SEVERANCE AGREEMENT
     This Amendment No. 1 to Change of Control Severance Agreement (this “Amendment”) is made and entered into by and between ___(the “Employee”) and PYR Energy Corporation (the “Company”), effective as of April 23, 2007.
R E C I T A L S
     A. Employee and the Company are parties to that certain Change of Control Severance Agreement dated April 20, 2007 (the “Agreement”).
     B. Employee and the Company wish to amend Section 3(d) and Section 8 of the Agreement in accordance herewith.
     C. Certain capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.
     The parties hereto agree as follows:
     1. Overriding Royalty Interest. The following sentence is added in its entirety to the end of Section 3(d) of the Agreement:
Future earnings from the ORRI Assignment shall be paid to the Employee no later than March 15 of the year following the year during which such earnings accrue.
     2. Release and Waiver. The following two paragraphs are added in their entirety to the end of Section 8 of the Agreement.
The Employee is advised before signing this Agreement to consult with an attorney of Employee’s own choosing, as well as any other professional, such as an accountant or financial advisor, whose advice the Employee values. Employee understands that Employee may take up to twenty-one (21) calendar days from the date Employee received this Agreement to consider whether to sign and return this Agreement to the Company. If the Employee chooses to sign and return this Agreement before the end of that twenty-one (21) period, the Employee hereby certifies that Employee did so voluntarily for Employee’s own benefit and not because of any coercion by the Company.
The Employee understands that Employee may revoke this Agreement by giving the Company written notice on or before the seventh (7th) day following the day on which Employee has signed and returned this Agreement to the Company. If the Employee revokes this Agreement, it will be as if the Employee never signed it and Employee will not be eligible to receive any payments or benefits under this Agreement. If the Employee does not revoke this Release within seven (7) days after Employee signs it, this Agreement will then be effective (the “Effective

Date”) and will be final, binding, and irrevocable. Notwithstanding anything in this Agreement to the contrary including the provisions of Section 3, under no circumstance shall the Company shall the Company make any payment hereunder prior to the Effective Date.
     3. Except as modified by this Amendment No. 1, all terms of the Agreement shall remain in full force and effect without modification.
     4. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile signature.
     5. Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Agreement.
     IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY	PYR ENERGY CORPORATION
By:
Title:

EMPLOYEE